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                                                                      EXHIBIT 24


                      AMENDMENT TO STOCKHOLDERS' AGREEMENT

     This AMENDMENT TO STOCKHOLDERS' AGREEMENT is dated as of October 31, 2000 (this "Amendment"), by and among National City Bank, (Cleveland, Ohio), as depository ("NCB"), the Participating Stockholders under the Stockholders' Agreement, dated as of March 15, 1990, as amended, and NACCO Industries, Inc., a Delaware corporation (the "Corporation").

     This Amendment sets forth the terms and conditions on which NCB will join in and become a party to the Stockholders' Agreement, dated as of March 15, 1990, as amended (the "Stockholders' Agreement"). Capitalized terms defined in the Stockholders' Agreement are used herein as so defined.

     Pursuant to Section 8 of the Stockholders' Agreement, such agreement may be amended by a writing signed by the signatories thereto and the Corporation and because such amendment proposes to modify the duties and obligations of the Depository, this Agreement must be signed by such Depository.

     In consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the parties hereto agree that Exhibit B to the Stockholders' Agreement is hereby amended and restated as follows:

     1. AMENDMENT TO STOCKHOLDERS AGREEMENT TO NAME NEW DEPOSITORY. (a) Pursuant to Section 8 of the Stockholders' Agreement, the parties hereto agree that from and after the date hereof all references to Depository in the Stockholders' Agreement shall be to NCB.

     (b) Pursuant to Section 8 of the Stockholders' Agreement, the parties hereto agree to amend Exhibit B to the Stockholders' Agreement. As amended and restated, Exhibit B shall read in its entirety as follows:


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                                                                       EXHIBIT B

                              TERMS AND CONDITIONS

          SECTION 1. National City Bank, (Cleveland, Ohio) ("NCB") shall mark the appropriate legend on the face or the back of each certificate representing shares of Class B Common Stock ("Certificate") delivered hereunder in accordance with Section 7.1 of the Stockholders' Agreement.

          SECTION 2. (a) In the event that NCB receives written notification, pursuant to the terms of the Stockholders' Agreement, which states that shares of Class B Common Stock are to be converted or are to be transferred otherwise than as provided under Section 2.1 of the Stockholders' Agreement, then NCB shall take such action as is required by the Stockholders' Agreement and otherwise is in accordance with written instructions executed by the parties to the Stockholders' Agreement who are transferring, converting or acquiring the shares of Class B Common Stock represented by such Certificates.

          (b) In the event that such written notification states that shares of Class B Common Stock are to be transferred by a Participating Stockholder as provided under Section 2.1 of the Stockholders' Agreement, then NCB shall take such action as is required by the Stockholders' Agreement and otherwise is in accordance with the written instructions of the Participating Stockholder making such transfer and may, as a condition to taking any such action, require the furnishing of affidavits, or other proof as it deems necessary to establish that such transfer is permitted by such Section 2.1.

          SECTION 3. DUTIES AND ADVERSE CLAIMS. The duties and obligations of NCB shall be determined solely by the express provisions of the Stockholders' Agreement, including this EXHIBIT B. In the event of any disagreement or the presentation of any adverse claim or demand in connection with rights and duties of NCB, NCB shall, at its option, be entitled to refuse to comply with any such claims or demands during the continuance of such disagreements and in so doing, NCB shall not become liable to any party to the Stockholders' Agreement or to any other person due to its failure to comply with such adverse claim or demand. NCB shall be entitled to continue, without liability, to refrain and refuse to act:

          (a) Until authorized to act by a court order from a court having jurisdiction over the parties and the property, after which

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     time NCB shall be entitled to act in conformity with such adjudication; or

          (b) Until all differences shall have been adjusted by agreement and NCB shall have been notified thereof and shall have been directed in writing, signed jointly or in counterpart by all persons making adverse claims or demands, at which time NCB shall be protected in acting in compliance therewith.

          SECTION 4. NCB'S LIABILITY LIMITED. NCB shall not be liable to anyone whatsoever by reason of any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own gross negligence or willful misconduct. The parties to the Stockholders' Agreement represent to NCB that they have and shall continue to solicit the advice of their respective counsel regarding compliance with all applicable state and federal securities laws in connection with the transactions contemplated by the Stockholders' Agreement and that they will act in accordance with such advice. NCB shall have no responsibility to ensure compliance with any such securities laws, and such responsibility rests solely with the parties to the Stockholders' Agreement.

          SECTION 5. RELIANCE BY NCB ON DOCUMENTS, ETC. NCB shall be entitled to rely and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing pursuant to any provisions of the Stockholders' Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it and believed by it to be genuine and to have been signed and presented by the proper party or parties.

          SECTION 6. INDEMNIFICATION AND LEGAL COUNSEL FOR NCB. The parties to the Stockholders' Agreement hereby agree to indemnify NCB and save it harmless from and against all losses, damages, costs, charges, payments, liabilities and expenses, including the costs of litigation, investigation and reasonable legal fees incurred by NCB and arising directly or indirectly out of its role as Depository pursuant to the Stockholders' Agreement, including such losses, damages, costs, charges, payments, and suits made or asserted, whether groundless or otherwise, against NCB unless the same arise out of the willful misconduct or gross negligence of NCB. The parties to the Stockholders' Agreement agree that NCB does not assume any responsibility for the failure of any of the parties to make payments or perform the conditions of the Stockholders' Agreement, nor shall NCB be responsible for the collection of any monies provided to be paid to it. NCB may

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     consult with counsel of its own choice (including inside counsel for NCB)
     and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The provisions of this Section 6 shall survive termination of the arrangement contemplated hereby.

          SECTION 7. COMPENSATION. The parties to the Stockholders' Agreement agree to pay NCB reasonable compensation for the services to be rendered hereunder and will pay or reimburse NCB upon request for all expenses, disbursements and advances, including reasonable attorneys' fees, incurred or made by it in connection with carrying out its duties hereunder.

          SECTION 8. RESIGNATION AND DISMISSAL. NCB shall have the right to resign, and Participating Stockholders owning 66-2/3 percent of the shares of Class B Common Stock subject to the Stockholders' Agreement shall have the right to dismiss NCB, in each case upon giving thirty (30) days written notice by mailing said written notice thereof to the proper party or parties; PROVIDED, HOWEVER, that no such resignation or dismissal shall become effective until a successor has been duly appointed to act as Depository by amendment to the Stockholders' Agreement and such successor has agreed so to act.

     2. GENERAL. As amended hereby, the Stockholders' Agreement is and shall remain in full force and effect in accordance with its terms and conditions.

     3. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, without production of the others.


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     IN WITNESS WHEREOF, the Participating Stockholders, the Corporation and NCB
have executed this Amendment or caused this Amendment to be executed in their respective names, all as of the date and year first above written. National City Bank, (Cleveland, Ohio)


                                       By:/s/ Leigh Carter
                                          --------------------------------------
                                          Name: Leigh Carter
                                          Title: Vice President


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                                          NACCO INDUSTRIES, INC.




                                       By:/s/ Alfred M. Rankin, Jr.
                                          --------------------------------------
                                          Name:  Alfred M. Rankin, Jr.
                                          Title: President and Chief Executive
                                                 Officer


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                                    THE PARTICIPATING STOCKHOLDERS listed in
                                    Exhibit A attached hereto and incorporated herein by this reference



                                    By:  /S/ Alfred M. Rankin, Jr.
                                         ---------------------------------------
                                         Alfred M. Rankin, Jr., Attorney-in-Fact


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                                                                       EXHIBIT A


                           PARTICIPATING STOCKHOLDERS


 1.      Clara L. T. Rankin
 2.      Alfred M. Rankin, Jr.
 3.      Victorie G. Rankin
 4.      Helen Rankin Butler (fka Helen P. Rankin)
 5.      Clara T. Rankin Williams (fka Clara T. Rankin)
 6.      Thomas T. Rankin
 7.      Matthew M. Rankin
 8.      James T. Rankin
 9.      Claiborne R. Rankin
 10.     Chloe O. Rankin
 11.     Julia L. Rankin (by Claiborne R. Rankin as custodian)
 12.     Chloe E. Rankin
 13.     Claiborne R. Rankin, Jr.
 14.     Roger F. Rankin
 15.     Bruce T. Rankin
 16.     Frank E. Taplin
 17.     Margaret E. Taplin
 18.     Elizabeth E. Brown (by Andrew L. Fabens III, Attorney-in-fact)
 19.     Martha S. Kelly
 20.     Susan Sichel (fka Susan S. Panella)
 21.     Jennifer T. Jerome

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 22.     Caroline T. Ruschell
 23.     David F. Taplin
 24.     Thomas E. Taplin
 25.     Beatrice B. Taplin
 26.     Thomas E. Taplin, Jr.
 27.     Theodore D. Taplin
 28.     Britton T. Taplin
 29.     Frank F. Taplin
 30.     Rankin Management, Inc.
 31.     Rankin Associates I, L.P. (fka CTR Family Associates, L.P.)

 32. The Trust created under the Agreement, dated December 18, 1963, among National City Bank, as trustee, Clara T. Rankin, Thomas E. Taplin and Frank E. Taplin, for the benefit of Elizabeth E. Brown.

 33. The Trust created under the Agreement, dated December 15, 1976, between National City Bank, as trustee, and Frank E. Taplin, for the benefit of grandchildren.

 34. The Trust created under the Agreement, dated December 28, 1976, between National City Bank, as trustee, and Clara L.T. Rankin, for the benefit of grandchildren.

 35. The Trust created under the Agreement, dated January 11, 1965, as supplemented, amended and restated, between National City Bank, as trustee, and Alfred M. Rankin, for the benefit of Alfred M. Rankin.

 36. The Trust created under the Agreement, dated July 12, 1967, as supplemented, amended and restated, between National City Bank, as trustee, and Clara L.T. Rankin, for the benefit of Clara L.T. Rankin.

 37. The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., for the benefit of Alfred M. Rankin, Jr.

 38. The Trust created under the Agreement, September 28, 2000, as supplemented, amended and restated, between Victoire G. Rankin, as trustee, and Victoire G. Rankin, for the benefit of Victoire G. Rankin.


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 39.     The Trust created under the Agreement, dated December 29, 1967, as supplemented, amended and restated, between National City Bank, as trustee, and Thomas T. Rankin, for the benefit of Thomas T. Rankin.

 40. The Trust created under the Agreement, dated June 22, 1971, as supplemented, amended and restated, between National City Bank, as trustee, and Claiborne R. Rankin, for the benefit of Claiborne R. Rankin.

 41. The Trust created under the Agreement, dated September 11, 1973, between National City Bank, as trustee, and Roger F. Rankin, for the benefit of Roger F. Rankin.

 42. The Trust created under the Agreement, dated September 28, 2000, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, for the benefit of Bruce T. Rankin.

 43. The Trust created under the Agreement, dated December 11, 1957, as supplemented, amended and restated, between National City Bank, as trustee, and Frank E. Taplin, for the benefit of Frank E. Taplin.

 44. The Trust created under the Agreement, dated January 21, 1966, as supplemented, amended and restated, between National City Bank, as trustee, and Thomas E. Taplin, for the benefit of Thomas E. Taplin.

 45. The Trust created under the Agreement, dated December 28, 1976, between National City Bank, as trustee, and Thomas E. Taplin, Jr., for the benefit of Thomas E. Taplin, Jr.

 46. The Trust created under the Agreement, dated October 15, 1975, between National City Bank, as trustee, and Theodore D. Taplin, for the benefit of Theodore D. Taplin.

 47. The Trust created under the Agreement, dated December 30, 1977, as supplemented, amended and restated, between National City Bank, as trustee, and Britton T. Taplin for the benefit of Britton T. Taplin.

 48. The Trust created under the Agreement, dated July 20, 2000, between Alfred M. Rankin, Jr., as trustee, and Clara T. Rankin for the benefit of Clara T. Rankin.

 49. The Trust created under the Agreement, dated December 29, 1989, between Alfred M. Rankin, Jr., as trustee, and Helen P. Rankin for the benefit of Helen P. Rankin.

 50.     Corbin Rankin

 51.     Alison A. Rankin

 52. National City Bank as agent under the Agreement, dated July 16, 1969, with Margaret E. Taplin.

53.      Thomas Parker Rankin (by Thomas T. Rankin as custodian)


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54.      Alison A. Rankin, as trustee fbo Anne Rankin under Irrevocable Trust
         No. 1, dated December 18, 1997 with Roger Rankin as Grantor.

55. Alison A. Rankin, as trustee fbo Elisabeth Rankin under Irrevocable Trust No. 1, dated December 18, 1997 with Roger Rankin as Grantor.

56.      Rankin Associates II, L.P.

57.      John C. Butler, Jr.

58.      Clara Rankin Butler (by John C. Butler, Jr. as custodian)

59. The Trust created under the Agreement, dated July 24, 1998, as amended, between Frank F. Taplin, as trustee, and Frank F. Taplin, for the benefit of Frank F. Taplin.

60.      David B. Williams

61.      Griffin B. Butler (by John C. Butler, Jr. as Custodian)

62. Claiborne R. Rankin as Trustee of the Claiborne R. Rankin, Jr. Revocable Trust dated August 25, 2000.

63. Alison A. Rankin, as Trustee of the Trust Agreement, dated September 11, 2000, for the benefit of A. Farnham Rankin.

64. Alison A. Rankin, as Trustee of the Trust Agreement, dated September 11, 2000, for the benefit of Elisabeth M. Rankin.

65. Alison A. Rankin, as Trustee of the Alison A. Rankin Revocable Trust, dated September 11, 2000.


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